Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
April 27, 2015	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for First Quarter 2015

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced first quarter earnings of $42 million, or $0.24 per diluted share, on revenues of $406 million. Earnings for the first quarter of 2014 were $30 million, or $0.17 per diluted share, on revenues of $317 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first quarter of 2015 was $175 million and was $93 million for the same period of 2014. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“We are pleased with the results of the first quarter,” said Rick Holley, chief executive officer. “The company performed well despite overall business conditions starting off slower than many industry experts initially anticipated. Our first quarter results came in within our guidance range and were a bit better than we thought just a few weeks ago.”

“Effective capital allocation continues to be an important driver of shareholder value in this slow growth environment,” continued Holley. “To that end, the company completed nearly $20 million of share repurchases during the first quarter, effectively buying timberland assets at a compelling discount to their private market value. Operationally, we remain well positioned to take advantage of opportunities as markets improve over the coming months.”

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $13 million during the first quarter, a $3 million decline from the $16 million first quarter profit of 2014. As planned, overall harvest volumes were about 9 percent lower than the first quarter of 2014. Sawlog prices remained robust and were equal to those reported last year, with strength in the hardwood regions offsetting softening West Coast markets. Average pulpwood prices advanced $5 per ton, and were 11 percent higher than the first quarter of 2014. Pulpwood prices have trended up over the last year as pulp and paper customers in the hardwood regions competed to maintain comfortable log inventories.

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Exhibit 99.1

Operating profit in the Southern Resources segment was $31 million, unchanged from the first quarter of 2014. Harvest volumes were similar to first quarter 2014 levels and prices for both sawlogs and pulpwood were $1 per ton higher on slowly improving demand. While stable volumes and modestly higher prices increased the cash generated by the business segment, reported profits were unchanged on higher non-cash depletion expense.

The Real Estate segment reported first quarter revenue of $109 million and operating income of $19 million. First quarter 2014 revenue was $23 million and operating income was $12 million. The land basis, or non-cash book value of the timberlands sold in the first quarter of 2015 was unusually high at 76 percent of real estate revenue, compared to 26 percent in the first quarter of 2014. During the first quarter of 2015, the company completed the previously announced sale of approximately 117,000 acres of conservation lands in Montana to The Nature Conservancy for $85 million. The $24 million balance of the quarter’s sales consisted of 2,060 acres of small, non-strategic timberlands that captured average prices of approximately $1,335 per acre, and 8,010 acres of HBU/recreation lands that captured approximately $2,210 per acre.

The company’s Manufacturing segment reported operating income of $9 million, unchanged from the first quarter of 2014. Increased profitability from higher plywood and MDF sales volumes was offset by weaker results in the lumber business.

Operating income from the Energy and Natural Resource segment was $5 million, down $1 million from the first quarter of 2014. The decrease in earnings was primarily the result of lower natural gas royalty income compared to the first quarter of 2014.

Share Repurchase

During the quarter the company repurchased approximately 445,000 shares of common stock at an average price of $41.97 per share. As of March 31, 2015, the company had 175.6 million shares of common stock outstanding and $106 million remaining in its current share repurchase authorization.

Outlook

The company expects to harvest between 19 and 20 million tons of timber in 2015. Second quarter harvest levels in the Northern Resources segment are expected to decline from first quarter levels due to normal, seasonal factors. Northern harvests are typically at their lowest levels during the second quarter of the year as thawing spring weather restricts harvesting activities in the North. Southern Resources harvest volumes are expected to grow modestly in the second quarter.

Full-year Real Estate segment sales are expected to be between $250 million and $300 million, while second quarter Real Estate segment sales are expected to be between $15 million and $25 million. Land basis, as a percentage of real estate revenues is expected to be approximately 50 percent for the year and approximately 40 percent for the second quarter.

During the second quarter of 2015, results from both the Manufacturing Segment and the Energy and Natural Resources Segment are expected to be similar to first quarter levels.

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Exhibit 99.1

The company continues to expect 2015 income to be between $1.05 and $1.30 per share and expects second quarter income between $0.05 and $0.10 per share.

“We’ve started 2015 with good performance from our timber, manufacturing and energy and natural resource businesses,” continued Holley. “As expected, our second quarter results will be the lowest of the year due to the normal seasonal reduction in our Northern Resources segment harvest and the timing of our planned real estate transactions. We continue to expect full-year earnings per share will fall within our original guidance.

“As we execute our strategies for long-term value creation, capital allocation remains our highest priority. We will maintain our disciplined approach in evaluating the best uses of the cash we generate to produce the most benefit to our shareholders,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Apr. 27, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s website at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 50829757.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with more than 6 million acres of timberlands in 19 states. We also operate wood products mills in the Northwest. We manage our working forests using sustainable practices to benefit Plum Creek’s many stakeholders. Our employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended March 31,
(In Millions, Except Per Share Amounts)	2015	2014
REVENUES:
Timber	$192	$192
Real Estate	109	23
Manufacturing	94	90
Energy and Natural Resources	8	9
Other	3	3
Total Revenues	406	317

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	139	138
Real Estate	89	10
Manufacturing	83	79
Energy and Natural Resources	2	2
Other	2	3
Total Cost of Goods Sold	315	232
Selling, General and Administrative	33	29
Total Costs and Expenses	348	261

Other Operating Income (Expense), net	3	1

Operating Income	61	57

Earnings from Unconsolidated Entities	22	14

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	27
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	41	41

Income before Income Taxes	42	30

Provision (Benefit) for Income Taxes	—	—

Net Income	$42	$30

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.24	$0.17
Net Income per Share – Diluted	$0.24	$0.17

Weighted-Average Number of Shares Outstanding
– Basic	175.9	177.0
– Diluted	176.2	177.3

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$23	$15
Equity Earnings (Loss) from Real Estate Development Ventures	(1)	(1)
Earnings from Unconsolidated Entities	$22	$14

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$94	$92
Accounts Receivable	47	38
Inventories	59	61
Deferred Tax Asset	6	6
Assets Held for Sale	54	98
Other Current Assets	15	15
	275	310

Timber and Timberlands, net	3,958	4,009
Minerals and Mineral Rights, net	288	289
Property, Plant and Equipment, net	118	120
Equity Investment in Timberland Venture	210	217
Equity Investment in Real Estate Development Ventures	125	126
Deferred Tax Asset	23	23
Investment in Grantor Trusts (at Fair Value)	48	48
Other Assets	41	45
Total Assets	$5,086	$5,187

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$439	$439
Line of Credit	56	95
Accounts Payable	32	27
Interest Payable	34	22
Wages Payable	12	31
Taxes Payable	10	10
Deferred Revenue	16	23
Other Current Liabilities	10	10
	609	657

Long-Term Debt	1,976	1,976
Note Payable to Timberland Venture	783	783
Other Liabilities	100	100
Total Liabilities	3,468	3,516

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 175.6 at March 31, 2015 and 175.9 at December 31, 2014	2	2
Additional Paid-In Capital	2,959	2,955
Retained Earnings (Accumulated Deficit)	(306)	(271)
Treasury Stock, at Cost, Common Shares – 28.7 at March 31, 2015 and 28.3 at December 31, 2014	(1,013)	(992)
Accumulated Other Comprehensive Income (Loss)	(24)	(23)
Total Stockholders’ Equity	1,618	1,671
Total Liabilities and Stockholders’ Equity	$5,086	$5,187

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended March 31,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$42	$30
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	33	32
Basis of Real Estate Sold	83	6
Earnings from Unconsolidated Entities	(22)	(14)
Distributions from Timberland Venture	30	28
Working Capital Changes	(16)	(25)
Other	1	—
Net Cash Provided By (Used In) Operating Activities	151	57

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(14)	(16)
Timberlands Acquired	—	—
Contributions to Real Estate Development Ventures	(2)	(4)
Distributions from Real Estate Development Ventures	2	—
Sales/(Purchases) of Marketable Securities, net	1	—
Net Cash Provided By (Used In) Investing Activities	(13)	(20)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(77)	(78)
Borrowings on Line of Credit	58	283
Repayments on Line of Credit	(97)	(570)
Proceeds from Stock Option Exercises	1	1
Acquisition of Treasury Stock	(21)	(2)
Net Cash Provided By (Used In) Financing Activities	(136)	(366)

Increase (Decrease) In Cash and Cash Equivalents	2	(329)
Cash and Cash Equivalents:
Beginning of Period	92	433

End of Period	$94	$104

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended March 31,
(In Millions)	2015	2014
Revenues:
Northern Resources	$70	$77
Southern Resources	128	123
Real Estate	109	23
Manufacturing	94	90
Energy and Natural Resources	8	9
Other	3	3
Eliminations	(6)	(8)
Total Revenues	$406	$317

Operating Income (Loss):
Northern Resources	$13	$16
Southern Resources	31	31
Real Estate	19	12
Manufacturing	9	9
Energy and Natural Resources	5	6
Other (A)	(1)	(1)
Other Costs and Eliminations, net	(16)	(17)
Total Operating Income	$60	$56

Adjusted EBITDA by Segment: (B)
Northern Resources	$20	$24
Southern Resources	51	49
Real Estate	102	18
Manufacturing	12	12
Energy and Natural Resources	7	8
Other	(1)	(1)
Other Costs and Eliminations, net	(16)	(17)
Total	$175	$93

(A)
For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures of $1 million for each of the periods ended March 31, 2015 and March 31, 2014 is included in Operating Income (Loss) for the Other Segment.

(B)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings (Loss) from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Quarter Ended March 31, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$13	$7	$—	$20
Southern Resources	31	20	—	51
Real Estate	19	—	83	102
Manufacturing	9	3	—	12
Energy and Natural Resources	5	2	—	7
Other	(1)	—	—	(1)
Other Costs and Eliminations	(19)	—	—	(19)
Other Unallocated Operating Income (Expense), net	3	—	—	3
Total	$60	$32	$83	$175

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	23
Interest Expense	(41)
(Provision) Benefit for Income Taxes	—
Net Income	$42

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$151
Interest Expense				41
Amortization of Debt Costs				(1)
Provision (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(30)
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				16
Other				(1)
Adjusted EBITDA				$175

(1) Includes Equity Earnings (Loss) from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($0) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended March 31, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$16	$8	$—	$24
Southern Resources	31	18	—	49
Real Estate	12	—	6	18
Manufacturing	9	3	—	12
Energy and Natural Resources	6	2	—	8
Other	(1)	—	—	(1)
Other Costs and Eliminations	(18)	—	—	(18)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$56	$31	$6	$93

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	15
Interest Expense	(41)
(Provision) Benefit for Income Taxes	—
Net Income	$30

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$57
Interest Expense				41
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(28)
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				25
Other				—
Adjusted EBITDA				$93

(1) Includes Equity Earnings (Loss) from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($0) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.